Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Offshore Group Investment Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	1381	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 800

Houston, Texas 77056

(281) 404-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See Table of Additional Registrants below

7.5% Senior Secured First Lien Notes due 2019

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

The following affiliates of Offshore Group Investment Limited are co-registrants under this registration statement.

Name	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Vantage Drilling Company[1]	Cayman Islands	N/A
Vantage Holding Hungary Kft[1]	Hungary	N/A
Vantage Drilling Netherlands B.V.[1]	The Netherlands	N/A
P2020 Rig Co.[1]	Cayman Islands	N/A
P2021 Rig Co.[1]	Cayman Islands	N/A
Emerald Driller Company[1]	Cayman Islands	N/A
Sapphire Driller Company[1]	Cayman Islands	N/A
Vantage Driller I Co.[1]	Cayman Islands	N/A
Vantage Driller II Co.[1]	Cayman Islands	N/A
Vantage Driller III Co.[1]	Cayman Islands	N/A
Vantage Driller IV Co.[1]	Cayman Islands	N/A
Vantage Drilling Labuan I Ltd.[1]	Malaysia/ Labuan	N/A
Vantage Drilling (Malaysia) I Sdn. Bhd.[1]	Malaysia	N/A
Vantage Holdings Malaysia I Co.[1]	Cayman Islands	N/A
Vantage International Management Co.[1]	Cayman Islands	N/A
Dragonquest Holdings Company[1]	Cayman Islands	N/A
Vantage Holdings Cyprus ODC Limited[2]	Cyprus	N/A
Vantage Drilling Poland—Luxembourg Branch[3]	Poland	N/A
Vantage Deepwater Company[1]	Cayman Islands	N/A
Vantage Deepwater Drilling, Inc.[1]	Delaware	27-5373668
Vantage Delaware Holdings, LLC[1]	Delaware	N/A
Tungsten Explorer Company[1]	Cayman Islands	N/A
PT. Vantage Drilling Company Indonesia[1]	Indonesia	N/A

(1)	The address for each of these co-registrants is c/o Vantage Energy Services, Inc., 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056, Telephone: (281) 404-4700.
(2)	The address for this co-registrant is Vantage Holdings Cyprus, Diagorou, 2ERA House, 7-12th Floor, 1097 Nicosia, Cyprus
(3)	The address for this co-registrant is Vantage Drilling Poland-Luxembourg Branch, 46A, av. John F. Kennedy, Luxembourg, Luxembourg L-1855

The name and address, including zip code, of the agent for service for each of the co-registrants is Christopher G. DeClaire, Vice President and Secretary of Vantage Drilling Company, c/o Vantage Energy Services, Inc., 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056. The telephone number, including area code, of the agent for service for each of the co-registrants is (281) 404-4700.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 15th day of January, 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

EXHIBIT 6

January 15, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$16,931
Interest-bearing balances		74,188
Securities:
Held-to-maturity securities		0
Available-for-sale securities		204,296
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		30
Securities purchased under agreements to resell		24,666
Loans and lease financing receivables:
Loans and leases held for sale		31,929
Loans and leases, net of unearned income	728,980
LESS: Allowance for loan and lease losses	14,500
Loans and leases, net of unearned income and allowance		714,480
Trading Assets		40,930
Premises and fixed assets (including capitalized leases)		7,618
Other real estate owned		4,074
Investments in unconsolidated subsidiaries and associated companies		581
Direct and indirect investments in real estate ventures		86
Intangible assets
Goodwill		21,545
Other intangible assets		19,703
Other assets		57,739

Total assets		$1,218,796

LIABILITIES
Deposits:
In domestic offices		$876,434
Noninterest-bearing	234,742
Interest-bearing	641,692
In foreign offices, Edge and Agreement subsidiaries, and IBFs		76,676
Noninterest-bearing	2,323
Interest-bearing	74,353
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,985
Securities sold under agreements to repurchase		11,823

Dollar Amounts In Millions
Trading liabilities	23,232
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	39,783
Subordinated notes and debentures	16,786
Other liabilities	35,449

Total liabilities	$1,089,168
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,518
Retained earnings	20,950
Accumulated other comprehensive income	7,541
Other equity capital components	0

Total bank equity capital	128,528
Noncontrolling (minority) interests in consolidated subsidiaries	1,100

Total equity capital	129,628

Total liabilities, and equity capital	$1,218,796

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                         Directors

David Hoyt

Carrie Tolstedt